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                                 EXHIBIT 10.15
                                                            September 12, 1997



Scott Wendel
Worldwide Wireless
P.O. Box 470 Route 5 South
Ascutney, VT 05030-2751

Dear Scott:

This letter summarizes and confirms VocalTec's third quarter custom sales and marketing plan for Worldwide Wireless.  The Picaso Q3 program:
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             VocalTec Commitment                                  Worldwide Wireless Commitment
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
Discount Level -- 40% off of VocalTec SRP                  Agrees to purchase a Q3 1997 minimum of
of $1350.00 per line. (Gateway Only)                       $150,000 of products from VocalTec with
                                                           purchase order for above stated minimum
Per Line Infrastructure Rebate -- $50                      received by VocalTec for immediate
(representing 7% delta). To be paid based on               shipment no later than September 30, 1997.
twice monthly Point of Sale (POS*) reports.                With Net 90 day payments.
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Salary Offset of $4500 per quarter or $1500                Provide twice monthly Point of Sale (POS*)
per month for dedicated VocalTec Product                   reports, identify program strengths and
Sales Support employed by Worldwide                        weaknesses, applications intelligence and log
Wireless.  To be payable DFI (Deduct From                  of lost business opportunities.
Invoice).
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Quarterly marketing allowance of $7000 for                 Joint agree on Seminar events in Advance
seminars and field promotions.  To be                      from a logistical and attendee recruitment
payable DFI (Deduct From Invoice).                         perspective, as well as contribute to content,
                                                           as dictated by market opportunity.
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Preferred sales lead dispersal.                            Provide twice monthly referred sales lead
                                                           status reports.
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Advanced new product cooperation.                          Maintains full pre-sales and post-sale phone
                                                           support on an ongoing basis for VocalTec
                                                           products.
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Agrees to treat as confidential all                        Agrees to treat as confidential all
marketplace and customer information                       marketplace and product development
provided by Worldwide Wireless.                            information provided by VocalTec.
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POS -- can correspond to lines you have installed for your use as an TTSP or to those you have resold.

Regards,                                   Agreed,


Michael M. Anderson                        Scott Wendel
Director Corporate Sales                   President/CEO
VocalTec, Inc.                             Worldwide Wireless Systems, Inc.


_______________________________________________________________________________
         VocalTec, Inc. o 35 Industrial Parkway o Northvale, NJ 07647 telephone o 201 768-9400 fax o 201 768-8893 o WWW o http:\\www.vocaltec.com